SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): August 20, 2003



                                Blair Corporation


             (Exact name of registrant as specified in its charter)
              ----------------------------------------------------



        Delaware              001-00878             25-0691670
        --------              ---------             ----------
    (State or other       (Commission File       (I.R.S. Employer
    Jurisdiction of             No.)            Identification No.)
     incorporation)

     220 Hickory Street, Warren, Pennsylvania          16366-0001
     ----------------------------------------          ----------
     (Address of Principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code: (814) 723-3600


                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5. Other Information

        On August 20, 2003, the Company announced that it had formally organized and began operations of JLB Service Bank (the "Bank"), a Delaware chartered banking corporation which is wholly-owned by the Company. The Bank is a Delaware state chartered non-Federal Reserve member bank, which has been approved for Federal Deposit Insurance by the Federal Deposit Insurance Corporation, which will serve as a credit card bank to engage only in credit card origination. The Bank will not accept demand deposits, will not accept savings or time deposits of less than $100,000, and will not make commercial loans.

        A copy of the press release regarding the foregoing is attached hereto as Exhibit 99.1.



Item 7. Exhibits and Reports

        (a)  Exhibits

             Exhibit 99.1.     Press Release



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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  August 20, 2003              Blair Corporation

                               By:  John E. Zawacki
                                    -------------------------------------
                                    John E. Zawacki
                                    President and Chief Executive Officer


                               By:  Bryan J. Flanagan
                                    ------------------------------
                                    Bryan J. Flanagan
                                    Senior Vice President and Chief
                                    Financial Officer



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                                                                   Exhibit 99.1.

      FOR IMMEDIATE RELEASE:
      CONTACTS:
      Blair Corporation                                Carl Hymans
      Bryan Flanagan, SVP & CFO                        G.S. Schwartz & Co.
      Thomas McKeever, SVP of Operations/Admin         212-725-4500
      814-723-3600                                     carlh@schwartz.com

BLAIR CORPORATION ESTABLISHES FDIC APPROVED

STATE-CHARTERED BANK FOR CREDIT CARD OPERATIONS


WARREN, Pa., (August 20, 2003) - Blair Corporation, (Amex: BL) (www.blair.com) a national catalog and direct marketer of women's and men's apparel and home products, today announced the commencement of operations of a new, wholly-owned subsidiary, JLB Service Bank.

The establishment of JLB Service Bank will enable Blair to manage its credit portfolio in a more cost-effective and efficient manner. The bank's products will involve the extension of credit on an unsecured basis to individuals who are customers of Blair Corporation to facilitate their purchases of Blair's merchandise.

"Blair's Easy Payment Plan is a core proficiency for the Company that provides competitive advantage. JLB Service Bank will help streamline the cost of the Company's credit program and enhance shareholder value," said Bryan J. Flanagan, Senior Vice President & Chief Financial Officer.

The JLB Service Bank is a Delaware state chartered non-Federal Reserve member bank which has been approved for Federal Deposit Insurance by the Federal Deposit Insurance Corporation. The Bank was chartered pursuant to the Competitive Equality Banking Act as a credit card bank to engage only in credit card origination for its parent Blair Corporation.

About Blair
Headquartered in Warren, Pennsylvania, Blair Corporation sells a broad range of women's and men's apparel and home products through direct mail marketing and its Web site at www.blair.com, in addition to other Web sites. Blair Corporation employs over 2,700 people and operates facilities and retail outlets in Northwestern Pennsylvania as well as a catalog outlet in Wilmington, Delaware. The Company, which has annual sales of more than $560 million, is publicly traded on the American Stock Exchange (AMEX-BL).

This release contains statements relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, demand for and market acceptance of new and existing products, as well as other risks and uncertainties detailed in the most recent periodic filings of the Company with the Securities and Exchange Commission.